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                                                                    Exhibit 10.9


                            AMENDMENT NUMBER TWO TO
                              EMPLOYMENT AGREEMENT


     THIS AMENDMENT NUMBER TWO to Employment Agreement (the "Agreement") dated March 1, 1993, as amended, by and between FTP Software, Inc., a Massachusetts corporation, with a principal place of business located at 2 High Street, Andover, Massachusetts 01845 ("FTP") and David H. Zirkle, an individual, residing at 6 Quimby Lane, Atkinson, New Hampshire 03811 ("Zirkle") is made as of the 15th day of August, 1994 by and between FTP and Zirkle.

     WHEREAS, FTP continues to employ Zirkle in the capacity of President and Chief Executive Officer; and

     WHEREAS, based on information received by FTP from several consulting firms regarding executive compensation in the software industry, FTP and Zirkle desire to amend the terms and conditions of the Agreement to increase Zirkle's salary consistent with the resolution of the Compensation Committee of the Board of Directors which occurred at a meeting held on August 12, 1994.

     NOW, THEREFORE, in consideration of these premises, the mutual covenants herein contained and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties, intending to be legally bound, hereby agree as follows:

1. Section 2(A) of the Agreement is hereby amended by replacing it in its entirety with the following:

    "A. Pay to Zirkle an aggregate base salary (hereinafter referred to as the "Base Salary") as follows, which shall be subject to periodic increases (hereinafter referred to as the "Adjusted Base Salary") by FTP's Board of Directors. The Base Salary shall be payable in an amount equal to (i) Two Hundred Fifteen Thousand Dollars ($215,000.00) for the period effective March 1, 1993, through June 30, 1994, (ii) Two Hundred Sixty-Five Thousand Dollars ($265,000.00) effective July 1, 1994 through December 31, 1994, and
    (iii) Three Hundred Thousand Dollars ($300,000.00) effective January 1, 1995 through February 28, 1995, in each case payable in equal installments. Except as otherwise provided for herein, the Base Salary and Adjusted Base Salary shall, at all times, be payable consistent with FTP's current payroll practices for executive employees;"

2. All other terms and conditions of the Agreement remain in full force and effect.
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     IN WITNESS WHEREOF, the parties hereto have executed this Amendment Number
Two as of the date first above written.


                                         FTP SOFTWARE, INC.


/s/ David H. Zirkle                      By: /s/ Robert W. Goodnow, Jr.
- --------------------------------            ------------------------------------
David H. Zirkle                             Name:  Robert W. Goodnow, Jr.
                                            Title: Vice President/Finance

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